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                                   EXHIBIT 23
                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference of our report included in this Form 8-K, into the Company's Registration Statement on Form S-3 No. 333-53691 relating to debt securities of Avnet, Inc., Registration Statement on Form S-4 No. 333-86721 relating to common stock of Avnet, Inc. issuable in connection with the proposed merger of Marshall Industries into Avnet, Inc., Registration Statements on Form S-8 No. 333-84671 and No. 033-62583 relating to common stock of Avnet, Inc. issuable under the Avnet Employee Stock Purchase Plan, and Registration Statements on Form S-8 No. 2-84883, No. 2-96800, No. 33-29475, No. 33-43855, No. 033-64765, No. 333-17271,
No. 333-45735, No. 333-00129, No. 333-45267 and No. 333-89297 relating to common stock of Avnet, Inc. issuable under the 1981, 1984, 1988, 1990, 1995, 1996 and 1997 Stock Option Plans, the 1994 Avnet Incentive Stock Program, the Avnet Deferred Compensation Plan and the Marshall Industries 1984, 1992 and 1997 Stock Option Plans, respectively.

                                          /s/ ARTHUR ANDERSEN LLP
                                          --------------------------------------

Los Angeles, California
November 1, 1999